UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 15, 2004

GAMESTOP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31228	75-2951347

(Commission File Number)	(IRS Employer Identification No.)

2250 William D. Tate Avenue, Grapevine TX	76051

(Address of Principal Executive Offices)	(Zip Code)

(817) 424-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

     On November 15, 2004, GameStop Corp. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended October 30, 2004. A copy of this press release is attached hereto as Exhibit 99.1.

     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Use of Non-GAAP Financial Information

     To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), in the press release attached hereto as Exhibit 99.1 the Company provides full-year 2004 guidance which excludes certain one-time charges. The Company’s management reviews this non-GAAP financial measure internally to evaluate the Company’s performance and manage its operations. Additionally, the Company believes that such information also provides investors a better understanding of the Company’s current operating results and provides a comparable measure to help investors understand the Company’s future operating results. The non-GAAP measure included in the press release attached hereto as Exhibit 99.1 provides full-year 2004 guidance excluding one-time charges of $0.03 per diluted common share attributable to a provision for a proposed California labor litigation settlement and related legal costs and $0.03 per diluted common share attributable to professional fees related to the spin-off of Gamestop Class B common shares previously owned by Barnes & Noble, Inc. Accordingly, the Company’s full year 2004 guidance in accordance with GAAP is between $1.22 and $1.25 per diluted common share. The Company urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and quarterly earnings releases.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release of GameStop Corp., dated November 15, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP. (Registrant)
By:	/s/ David W. Carlson
	Name:	David W. Carlson
	Title:	Executive Vice President and Chief Financial Officer

Date: November 15, 2004

GAMESTOP CORP.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of GameStop Corp., dated November 15, 2004